ESCROW AGREEMENT

This Escrow Agreement (the "Escrow Agreement") is made as of this 28th day of October, 2004, by and among Silicon Valley Law Group a law corporation (the "Escrow Agent"), Pini Ben David (Grunspan), an individual residing in Switzerland ("Lender"), and Human BioSystems, a California corporation (the "Company"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreement (as defined below). RECITALS

A.	Lender and the Company have entered into that certain Loan Agreement, dated as of October 28, 2004 (the "Loan Agreement") whereby Lender is loaning an aggregate of Two Million Three Hundred Thousand Euros (E 2,300,000) (the "Loan"). Repayment of the Loan is secured by an aggregate of twenty-three million (23,000,000) shares of Reg S restricted common stock (the "Shares").

B.	The parties hereto desire to set forth the terms and conditions pursuant to which the funds to repay the Loan and the Shares will be placed and held in escrow and the terms and conditions for their release from escrow.

AGREEMENT

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, and intending to be legally bound, hereby agree as follows:

1.	Escrow of Escrow Funds and Shares Prior to Due Date of Loan.  Pursuant
to the Loan Agreement, no later than five (5) business days before the due date of the Loan, the Company shall deposit into escrow funds in an amount equal to the unpaid balance of the Loan (including accrued but unpaid interest thereon)
(the "Escrow Funds"), and Lender shall deposit into escrow the Shares.    The
Escrow Funds and the Shares shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of this Escrow Agreement.

2.	Escrow of Escrow Funds and Shares Upon Prepayment of Loan.  Pursuant to
the Loan Agreement, no later than five (5) business days before any prepayment of the Loan, the Company shall deposit into escrow funds in an amount equal to the amount of the Loan to be prepaid (the "Prepayment Funds"). The Escrow Agent shall then notify Lender of the deposit, and Lender shall deposit into escrow
Shares with a value equal to such prepayment (the "Prepayment Shares").    The
Prepayment Funds and the Shares shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of this Escrow Agreement.

3.	Rights and Obligations of the Parties.  The Escrow Agent shall be entitled to such rights and shall perform such duties of the escrow agent as set forth herein (collectively, the "Duties"), in accordance with the terms and conditions of this Escrow Agreement. The Company and Lender shall be entitled to their respective rights and shall perform their respective duties and obligations as set forth herein. This Escrow Agreement shall become effective immediately upon delivery of this Escrow Agreement to the Escrow Agent.

4.	Conditions for Release From Escrow.

(a)	Default by the Company Under Loan Agreement.  In the event that the
Company shall fail to repay the Loan, including accrued but unpaid interest thereon, on or before November 1, 2007, Lender shall notify Escrow Agent in writing of such default. No later than ten (10) days after receipt of such written notice, Escrow Agent shall release to Lender that portion of the Shares which represents the unpaid principal and accrued but unpaid interest. The balance, if any, of the Shares shall be returned to the Company.

(b)	Repayment in Full of Loan.  Upon receipt by the Escrow Agent of the
Escrow Funds and the Shares, Escrow Agent shall release the Escrow Funds to the Lender and all of the Shares to the Company.

(c)	Prepayment of Loan.  Upon receipt by the Escrow Agent of the Prepayment
Funds and the Prepayment Shares, Escrow Agent shall release the Prepayment Funds to the Lender and the Prepayment Shares to the Company.

(d)	Failure to Place Shares or Prepayment Shares in Escrow.  In the event that the Lender fails to place the Shares or the Prepayment Shares into escrow pursuant to the terms of this Escrow Agreement, Lender shall be declared in default, the Escrow Funds or the Prepayment Funds, as the case may be, shall be promptly returned to the Company and the Shares or the Prepayment Shares, as the case may be, will be deemed cancelled. The Company will promptly notify its transfer agent of such cancellation.

5.	Duties of Escrow Agent.  The Duties of the Escrow Agent shall include the following:

5.1.	The Escrow Agent shall temporarily hold and safeguard the Escrow Funds, the Shares, the Prepayment Funds and the Prepayment Shares, shall treat all of them as a trust fund in accordance with the terms of this Escrow Agreement and not as the property of Lender or of the Company, and shall hold and dispose of the Escrow Funds, the Shares, the Prepayment Funds and the Prepayment Shares only in accordance with the terms hereof.

5.2.	The Escrow Agent shall deliver the Escrow Funds, the Shares, the
Prepayment Funds and the Prepayment Shares pursuant to the terms and conditions of this Agreement.

6.	Exculpatory Provisions.

6.1.	The Escrow Agent shall be obligated only for the performance of such
Duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties.
The Escrow Agent shall not be liable for forgeries or false impersonations. The Escrow Agent shall not be liable for any act done or omitted hereunder as escrow agent except for gross negligence or willful misconduct. The Escrow Agent shall, in no case or event, be liable for any representations or warranties of Lender or the Company or for punitive, incidental or consequential damages. Any act done or omitted pursuant to the advice or opinion of counsel shall be conclusive evidence of the good faith of the Escrow Agent.

6.2.	The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment, decree or ruling being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

6.3.	The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Shares or any documents or papers deposited or called for thereunder.

6.4.	The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to this Escrow Agreement or any documents deposited with the Escrow Agent.

7.	Alteration of Duties.  The Duties may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

8.	Resignation and Removal of the Escrow Agent.  The Escrow Agent may
resign as Escrow Agent at any time with or without cause by giving at least thirty (30) days prior written notice to each of Lender and the Company, such resignation to be effective thirty (30) days following the date such notice is given.

9.	Further Instruments.  If the Escrow Agent reasonably requires other or further instruments in connection with performance of the Duties, the necessary parties hereto shall join in furnishing such instruments.

10.	Fees of Escrow Agent.  The fees and charges of the Escrow Agent hereunder shall be paid by the Company; Lender shall reimburse the Company for such fees and charges from the proceeds of the Loan.

11.	Disputes.  It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Escrow Funds, the Shares, the Prepayment Funds or the Prepayment Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to act in accordance with a judgment or court order. Absent such order or judgment, Escrow Agent shall perform its duties described in this Agreement.

12.	Indemnification.  In consideration of the Escrow Agent's acceptance of this appointment, Lender and the Company, jointly and severally, agree to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted such appointment or in carrying out the terms hereof, and to reimburse the Escrow Agent for all the Escrow Agent's costs and expenses, including, among other things, counsel fees and expenses, reasonably incurred by reason of any matter as to which an indemnity is paid; provided, however, that no indemnity need be paid in case of the Escrow Agent's gross negligence, willful misconduct or breach of this Escrow Agreement.

13.	General.

13.1.	All notices and other communications hereunder shall be made at the addresses, in the manner and with the effect provided in the Loan Agreement.

13.2.	The captions in this Escrow Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Escrow Agreement.

13.3.	This Escrow Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

13.4.	No party may, without the prior express written consent of each other party, assign this Escrow Agreement in whole or in part. This Escrow Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

13.5.	This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within the State of California. The parties to this Escrow Agreement hereby agree to submit to personal jurisdiction in the State of California.

13.6.	This Agreement, including all exhibits hereto, and the Loan Agreement constitute the entire agreement between Lender and Borrower regarding the Loan. Where there is a conflict between the terms of this Agreement and the Loan Agreement, this Agreement shall prevail.

13.7.	Waiver.  Lender hereby acknowledges and agrees that Escrow Agent serves as outside legal counsel to the Company. Accordingly, Lender hereby acknowledges and agrees that Escrow Agent may continue to serve as the Company's outside legal counsel for any dispute related to this Escrow Agreement, the Loan Agreement or any related agreement or document thereto.

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

LENDER					 /s/ Pini Ben David
					 ------------------
				             Pini Ben David

THE COMPANY:				Human BioSystems

By:  /s/ Harry Masuda
     ----------------
         Harry Masuda
Its:  President/CEO
ESCROW AGENT:				Silicon Valley Law Group

						By:  /s/ Cathryn S. Gawne
						     --------------------
						         Cathryn S. Gawne

						Its:   Director